EXHIBIT 23(a)



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of Niagara

Mohawk Power Corporation of our report dated January 27, 1994 appearing on page 62 of the Company's Annual Report on Form 10-K dated January 27, 1994,

as amended by Form 10-K/A dated June 27, 1994.  We also consent to the incorporation by reference of our report on the Financial Statement Schedules appearing on page 104 of this Form 10-K.  We also consent to the incorporation by reference in the Registration Statement of our report dated March 25, 1994 of the Annual Report of the Employee Savings Fund Plans on Form 11-K for the

year ended December 31, 1993.



PRICE WATERHOUSE

Syracuse, New York
July 29, 1994